SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): January 11, 2015

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 12, 2015, USA Technologies, Inc. (the "Company") and MasterCard International Incorporated ("MasterCard") entered into a three year MasterCard Acceptance Agreement (the "Agreement"). Pursuant to the Agreement, MasterCard has agreed to make available to the Company reduced interchange rates for small ticket debit card transactions in the unattended beverage and food vending merchant category code. The reduced interchange rates will become effective when the Company’s card processor notifies MasterCard that it has effectuated the reduced interchange rates.

As previously reported, MasterCard had significantly increased its interchange rates for small ticket regulated debit card transactions effective October 1, 2011, and as a result, the Company ceased accepting MasterCard debit card products in mid-November 2011. Pursuant to the Agreement, upon effectiveness of the reduced interchange rates, the Company has agreed to accept MasterCard debit card products for small ticket debit card transactions in the unattended beverage and food vending merchant category code.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: January 16, 2015	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer